                                  EXHIBIT 99.1

    REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM ON FINANCIAL STATEMENT
                                    SCHEDULE

The Board of Directors
Extendicare Health Services, Inc.:

Under date of February 22, 2006, we reported on the consolidated balance sheets of Extendicare Health Services, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholder's equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, which are included in the Company's 2005 Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in Item 15. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

[KPMG LLP LOGO]

Milwaukee, Wisconsin
February 22, 2006

                                   SCHEDULE II

               EXTENDICARE HEALTH SERVICES, INC. AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS
                            (In thousands of dollars)

                                                        ADDITIONS:                       SUBTRACTIONS:
                                                        PROVISIONS       ADDITIONS:        ACCOUNTS
                                         BALANCE AT     FOR LOSSES        RELATING        WRITTEN OFF       BALANCE
                                          BEGINNING     ON ACCOUNTS          TO             NET OF          AT END
                 YEAR ENDED               OF PERIOD     RECEIVABLE      ACQUISITION       RECOVERIES       OF PERIOD
------------------------------------     ----------     -----------     -----------      -------------     ---------
   December 31, 2003................        9,309         11,038              -              8,655            11,692
   December 31, 2004................       11,692         11,325              -             12,423            10,594
   December 31, 2005................       10,594         14,421            706             11,908            13,813